UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

September 5, 2018

MARINUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 N. Radnor Chester Rd, Suite 250 Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 801-4670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2018, the Board of Directors (the “Board”) of Marinus Pharmaceuticals, Inc. (the “Company”) appointed Scott Braunstein, MD as a director of the Company, having increased the size of the board to seven members on September 1, 2018.  Dr. Braunstein will serve as a Class II member of the Board.  The terms of Class II directors expire at the 2019 Annual Meeting of Shareholders.

Dr. Braunstein is currently an Operating Partner at Aisling Capital since 2015, and served as Chief Operating Officer at Pacira Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients from 2015 to 2018. Prior to Pacira, Scott served as a healthcare portfolio manager at Everpoint Asset Management from 2014 to 2015 and spent 12 years with J.P. Morgan Asset Management as a healthcare analyst and managing director in the U.S. Equity team, and as a portfolio manager in the Global Healthcare team responsible for managing investments in pharmaceuticals, biotechnology, and medical devices from 2002 to 2014. Dr. Braunstein is currently Chairman of the Board of Directors for ArTara Therapeutics, a member of the Board of Directors for Esperion Therapeutics, and is nominated for election to the Board of Directors for Ziopharm Oncology.  Dr. Braunstein began his career as a practicing physician at the Summit Medical Group and as Assistant Clinical Professor at Albert Einstein College of Medicine and Columbia University Medical Center.  He earned his medical degree from the Albert Einstein College of Medicine.

Dr. Braunstein will receive the standard compensation amounts payable to non-employee directors of the Company, which includes an annual cash retainer of $40,000.  His annual cash retainer will be pro-rated for 2018 to reflect his expected term of service during the calendar year. Also, pursuant to these arrangements, Dr. Braunstein will receive an initial grant of an option to purchase 30,000 shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The options will vest in 36 equal monthly installments, subject to his continued service on the Board through each vesting date.

Dr. Braunstein and the Company also entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as a director.  The indemnification agreement is in the form entered into with the Company’s other directors, which was previously filed with the Company’s Registration Statement on Form S-1 on May 12, 2014.

There is no arrangement or understanding between Dr. Braunstein and any other person pursuant to which Dr. Braunstein was appointed as a director.  The Board has determined that Dr. Braunstein is an independent director in accordance with applicable rules of the Securities and Exchange Commission and the Nasdaq Stock Market.

Item 9.01.                                        Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 5, 2018, of Marinus Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

By:	/s/ Edward Smith
Edward Smith,
Vice President, Chief Financial Officer,
Secretary and Treasurer

Date:  September 5, 2018